Exhibit 10.222

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

5330 E. 31st Street

Tulsa, Oklahoma 74135

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Dated as of June 2, 2009

Ladies and Gentlemen:

We are writing with respect to Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Rental Car Finance Corp., the other institutions party thereto and Deutsche Bank Trust Company Americas, in its capacity as Trustee and as Master Collateral Agent and in its capacity as Enhancement Provider.

In connection with the foregoing and your execution of the same in your capacity as Enhancement Provider, we have been discussing with you in such capacity our ability to request the issuance of Enhancement Letters of Credit under the Credit Agreement, dated as of June 15, 2007, among Dollar Thrifty Automotive Group, Inc., Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent, and various financial institutions party thereto. We confirm that, with respect to the Series 2005-1 Letter of Credit, we agree that we will not request an increase in the Series 2005-1 Letter of Credit Amount without your prior approval (as you may be directed by the Required Lenders under the Credit Agreement) at any time prior to the occurrence of an Insurer Related Amortization Event with respect to the Series 2005-1 Notes if, at the time, the Series 2005-1 Letter of Credit Amount were greater than $24,400,000 or if the requested increase would cause the Series 2005-1 Letter of Credit Amount to exceed that amount. Except as otherwise set forth above, capitalized terms used above are used as defined in our medium term note program documentation.

We agree, reasonably promptly at the request of the Required Lenders under the Credit Agreement at any time prior to the occurrence of an Insurer Related Amortization Event with respect to the Series 2005-1 Notes, to execute an amendment to the Credit Agreement in substantially the form of prior amendments thereto (except that we will be required solely to make representations that relate to the due authorization, execution, validity and enforceability of the amendment) that incorporates the foregoing provision relating to the Series 2005 Enhancement Letter of Credit into the Credit Agreement. It is understood and agreed that the amendment shall not change any other provision of the Credit Agreement or impose any other obligation or restriction on us that is not currently provided for in the Credit Agreement or the new provision relating to the Series 2005-1 Letter of Credit as set forth in the preceding paragraph and, subject to the foregoing, shall be otherwise reasonably acceptable to us.

As we have discussed, we will be filing with the Securities and Exchange Commission a copy of Amendment No. 1 to the Second Amended and Restated Master Collateral Agency Agreement and will make disclosure in connection therewith of the restrictions on re-designation of vehicles agreed to in paragraph 2 of the letter agreement between us and the Insurers of the Series 2006-1 Notes and the Series 2007-1 Notes executed in connection therewith (a copy of which we have previously provided to you).

Any breach by us of our agreements in this Letter (in the case of (i) our breach of our agreement to enter into the amendment to the Credit Agreement, if such breach continues unremedied for a period of 5 Business Days after notice thereof shall have been given by you to us, or (ii) any failure by us to make the public disclosures described above, within 7 Business Days after the date hereof) shall, unless otherwise determined by the Required Lenders, constitute an Event of Default under the Credit Agreement.

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Very truly yours,

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:_________________________________________

Name:

Title:

Acknowledged and Agreed:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as the Issuer

By:	____________________________________

Name:

Title:

By:	____________________________________

Name:

Title: